UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

GLOBAL EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 24, 2013, Global Eagle Acquisition Corp. (the “Company”) issued a press release announcing that, upon the closing of its previously announced proposed business combination transaction (the “Business Combination”), John LaValle, the Chief Executive Officer of Row 44, Inc. (“Row 44”), will become Chief Executive Officer of the Company, and Louis Bélanger-Martin, the Chief Executive Officer of Advanced Inflight Alliance AG (“AIA”), will become Vice Chairman of the Board of the Company.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Additional Information About the Business Combination And Where to Find It

The Company has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with the proposed Business Combination and has mailed a definitive proxy statement and other relevant documents to its stockholders. Stockholders of the Company and other interested persons are advised to read the definitive proxy statement, and any amendments thereto, in connection with the Company’s solicitation of proxies for the stockholders’ meeting to be held to approve the Business Combination because the proxy statement contains important information about AIA, Row 44, the Company and the proposed Business Combination. The definitive proxy statement has been mailed to stockholders of record of the Company as of December 17, 2012. Stockholders will also be able to obtain copies of the proxy statement, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: Global Eagle Acquisition Corp., 10900 Wilshire Blvd., Suite 1500, Los Angeles, CA 90024. Attn.: James A. Graf, Chief Financial Officer.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to stockholders of the Company with respect to the Business Combination. A list of the names of those directors and officers and a description of their interests in the Company is contained in the proxy statement for the proposed Business Combination.

Forward Looking Statements

This report may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the timing of the proposed Business Combination with Row 44 and AIA, as well as the expected performance, strategies, prospects and other aspects of the businesses of the Company, AIA, Row 44 and the combined company after completion of the proposed Business Combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability of the Company to meet NASDAQ’s listing requirements, including the minimum 300 public holders requirement; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Row 44 or the stock purchase agreement for the acquisition of shares of AIA (the “Business Combination Agreements”); (3) the outcome of any legal proceedings that may be instituted against the Company, AIA, Row 44 or others following announcement of the Business Combination Agreements and transactions contemplated therein; (4) the inability to complete the transactions contemplated by the Business Combination Agreements due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Business Combination Agreement; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreements; (6) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (8) costs related to the proposed Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that AIA and Row 44 may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company with the SEC, including those under “Risk Factors” therein, and other filings with the SEC by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company, AIA and Row 44 undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

99.1*	Press Release dated January 24, 2013.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle Acquisition Corp.

Dated: January 24, 2013	By: /s/ James A. Graf
Name: James A. Graf Title: Vice President

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Press Release dated January 24, 2013.

* Filed herewith.